BIG FLOWER PRESS ANNOUNCES NEW SENIOR
                           SUBORDINATED NOTES OFFERING

New York City (December 1, 1998) - Big Flower Press Holdings, Inc., a wholly-owned subsidiary of Big Flower Holdings, Inc. (NYSE: BGF), announces a new offering, pursuant to Rule 144A of the Securities Act of 1933, of $175 million of new Senior Subordinated Notes due 2008.

The new Senior Subordinated Notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The new Notes will rank equally with Big Flower Press' existing 8 7/8% Senior Subordinated Notes due 2007.

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For more information, contact:  Nancy S. Murray
                                Big Flower Holdings, Inc.
                                212.521.1606
                                nmurray@bigflower.com